Calculation of Filing Fee Tables
S-8
Kingsoft Cloud Holdings Ltd
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, par value $0.001 per share	Other	85,568,163	$ 0.84	$ 71,877,256.92	0.0001531	$ 11,004.41
2	Equity	Ordinary shares, par value $0.001 per share	Other	85,744,007	$ 0.84	$ 72,024,965.88	0.0001531	$ 11,027.02
Total Offering Amounts:						$ 143,902,222.80		$ 22,031.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 22,031.43
Offering Note
[1]	1 Security Class Title: The ordinary shares of Kingsoft Cloud Holdings Limited (the "Registrant") registered hereunder may be represented by the Registrant's American depositary shares ("ADSs"), with each ADS representing 15 ordinary shares, par value $0.001 per share. The registrant's ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-237852). 2 Amount to be Registered represents ordinary shares issuable upon vesting of restricted share units and pursuant to other awards granted under the 2021 Share Incentive Plan (the "Plan") of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan. 3 Represents ordinary shares to be issued for outstanding awards granted pursuant to the Plan as of the date of this Registration Statement. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$12.53 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq on June 27, 2025.

[2]	1 Security Class Title: The ordinary shares of Kingsoft Cloud Holdings Limited (the "Registrant") registered hereunder may be represented by the Registrant's American depositary shares ("ADSs"), with each ADS representing 15 ordinary shares, par value $0.001 per share. The registrant's ADSs issuable upon deposit of the ordinary shares have been registered under a separate registration statement on Form F-6 (333-237852). 2 Amount to be Registered represents ordinary shares issuable upon vesting of restricted share units and pursuant to other awards granted under the 2021 Share Incentive Plan (the "Plan") of the Registrant. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement is deemed to cover an indeterminate number of ordinary shares which may be offered and issued to prevent dilution resulting from share splits, share dividends or similar transactions as provided in the Plan. 3 Represents ordinary shares reserved for future awards grants under the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on US$12.53 per ADS, the average of the high and low prices for the Registrant's ADSs as quoted on the Nasdaq on June 27, 2025.